Exhibit 99.1
Encore Capital Group Completes Upsized Offering of Senior Secured Floating Rate Notes

SAN DIEGO, December 21, 2020 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today announced that it has completed its offering of €415.0 million (upsized from €275.0 million) aggregate principal amount of senior secured floating rate notes due 2028 with a coupon of three-month EURIBOR (subject to a 0% floor) plus 4.250%.
Encore used the proceeds from the offering, together with cash on hand, to redeem in full the outstanding €400.0 million senior secured floating rate notes due 2024 that had a coupon of three-month EURIBOR (subject to a 0% floor) plus 6.375% and to pay certain transaction fees and expenses incurred in connection with the offering of the notes.
“The completion of our upsized senior secured floating rate note offering today demonstrates yet again that our new global funding structure provides us with one of the best balance sheets in the global credit management services industry,” said Jonathan Clark, Executive Vice President and Chief Financial Officer. “In September, we successfully implemented a unified funding structure for our global business, which we believe provides us with a number of key benefits including significant simplification of our balance sheet, substantially greater financial flexibility and lower funding costs. As a result of this structure, we were able to issue these new notes with a much lower coupon while also extending the maturity from 2024 to 2028. Furthermore, we expect that the call premium associated with the redemption of our previous notes will be recouped on a cash basis within six months.”
“As a result of our two bond offerings during the fourth quarter, we have refinanced approximately $840 million of our debt. Looking ahead, we believe we are now in a better position than ever to deploy capital in portfolio purchasing opportunities with the greatest risk-adjusted returns,” said Clark.
About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.
Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,”

“expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contact:
Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com